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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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
NAME                                            STATE OF INCORPORATION
----                                            ----------------------
PT Components Inc.                                      Delaware
RAC-I Inc.                                              Delaware
RBS Acquisition Corporation                             Delaware
RBS China Holdings L.L.C.                               Delaware
RBS North America Inc.                                  Delaware
Rexnord Germany-1 Inc.                                  Delaware
Rexnord International Inc.                              Delaware
Rexnord Industries, Inc.                                Delaware
Winfred Berg Licensco Inc.                              Delaware
W.M. Berg Inc.                                          Delaware
Prager Incorporated                                    Louisiana
Addax Inc.                                              Nebraska
Clarkson Industries, Inc.                               New York
Rexnord Ltd.                                             Nevada
Rexnord Puerto Rico Inc.                                 Nevada
Betzdorf Chain Company, Inc.                           Wisconsin
Rexnord Australia Pty Ltd.                             Australia
Rexnord NV                                              Belgium
Rexnord Correntes Ltda.                                  Brazil
Rexnord do Brasil Industrial Ltda.                       Brazil
Rexnord Canda Limited                                    Canada
Changzhou Hansen Jianglang Transmissions Co. Ltd.        China
Rexnord Conveyor Products (WuXi) Co. Limited             China
Brook Hansen France SA                                   France
Brook Hansen France Sales S.A.R.L.                       France
Rexnord France Holdings S.A.S.                           France
Rexnord France S.A.R.L.                                  France
Rexnord Germany Holdings GmbH                           Germany
Rexnord Germany Operations GmbH                         Germany
Rexnord GmbH                                            Germany
Stephan GmbH                                            Germany
Rexnord Kette GmbH                                      Germany
Rexnord Stephan GmbH & Co. KG                           Germany
Marbett 2 S.r.l.                                         Italy
Rexnord Italy Holdings Srl                               Italy
Rexnord Marbett SpA                                      Italy
Synergy Srl                                              Italy
Trebl Srl                                                Italy
Rexnord Industrial SA de CV                             Mexico
Rexnord SA de CV                                        Mexico
Rexnord Finance BV                                    Netherlands
M.C.C. Holding B.V.                                   Netherlands
Rexnord Netherlands Holdings BV                       Netherlands
Rexnord AB                                              Sweden
Stephan Drives Ltd.                                  United Kingdom

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